UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 14, 2016

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company’s 2016 Annual Meeting of Shareholders was held on April 14, 2016. The final voting results for each of the proposals submitted for a vote of the shareholders are set forth below.

Proposal 1

The shareholders elected each of the nominees as directors to serve until the next annual meeting of shareholders and until their successor is elected. The voting results were as follows:

Nominee	For	Withhold	Broker Non-Votes
Andrea J. Ayers	80,434,792	1,624,094	6,896,639
Cheryl K. Beebe	80,943,485	1,115,413	6,896,639
Richard R. Devenuti	80,496,194	1,562,704	6,896,639
Jeffrey H. Fox	80,319,588	1,739,310	6,896,639
Joseph E. Gibbs	80,674,042	1,384,856	6,896,639
Joan E. Herman	80,610,740	1,448,158	6,896,639
Thomas L. Monahan III	79,934,347	2,124,551	6,896,639
Ronald L. Nelson	79,458,614	2,600,284	6,896,639
Richard F. Wallman	72,407,758	9,651,140	6,896,639

Proposal 2

The shareholders ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for fiscal year 2016. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
87,699,915	929,475	292,757	33,390

Proposal 3

The shareholders approved, on an advisory basis, the compensation of our named executive officers. The voting results were as follows:

For	Against	Abstain	Broker Non-Votes
79,140,596	2,446,311	471,991	6,896,639

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
General Counsel, Chief Administrative Officer and Corporate Secretary

Date: April 14, 2016